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                                                                   EXHIBIT 3.122

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 12/21/1999
                                                          991554006 - 3146939


                            CERTIFICATE OF FORMATION

                                       OF

                              WILLOW SPRINGS, LLC

                  The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that: .

                  FIRST: The name of the limited liability company (hereinafter called the "limited liability company") is Willow Springs, LLC.

                  SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

Executed on December 20, 1999

                                                    /s/ William P. Barnes
                                                    --------------------------
                                                    William P. Barnes
                                                    Authorized Person